Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2007, 2008 and 2010 Stock Incentive Plans of ChinaCache International Holdings Ltd. of our report dated May 19, 2010, with respect to the consolidated financial statements of ChinaCache International Holdings Ltd. for the year ended December 31, 2009, included in its Registration Statement (Form F-1 No. 333-169288) filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming

Shanghai, the People’s Republic of China

March 21, 2011